UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
dsd
Amendment No. 2

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton	Bermuda	HM12
(Address of Principal Executive Offices)		(Zip Code)
+44 8002 33065
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE TO AMENDMENT NO. 2

This Amendment No. 2 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Wejo Group Limited (the “Company”), filed on January 10, 2023 (the “Original Filing” and, as amended by Amendment No. 1 on Form 8-K/A filed on January 11, 2023, the “Amended Original Filing”), in which the Company reported its entry into a material definitive agreement relating to the Business Combination (as defined therein). This Amendment is being filed to correct and replace in their entirety slides 5 and 24 of the “Presentation for Investors of Wejo Group Limited,” dated January 10, 2023, attached as Exhibit 99.2 to the Original Filing. The full presentation with the corrected slides (the “Corrected Presentation”) is included with this Amendment. With the exception of the inclusion of the Corrected Presentation in replacement of Exhibit 99.2 to the Original Filing, there were no changes to the Amended Original Filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits The following exhibits are being filed herewith:

Exhibit Number	Description
99.1	Presentation for Investors of Wejo Group Limited, dated January 10, 2023.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: January 12, 2023

Wejo Group Limited

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director